UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

August 19, 2004
Date of Report
(Date of earliest event reported)

NOVELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

On August 19, 2004, Novell, Inc. ("Novell") issued a press release to report Novell's financial results for the quarter ended July 31, 2004. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

We disclosed non-GAAP adjusted financial information in the press release for the fiscal quarters ended July 31, 2004, April 30, 2004 and July 31, 2003. These non-GAAP disclosures include adjusted net revenue, adjusted gross profit, adjusted income from operations, adjusted income before taxes, adjusted net income, adjusted net income available to common stockholders and adjusted diluted net income per common share.

We believe the presentation of non-GAAP adjusted financial information presents a useful performance measure because it enables investors to track and compare our core operating performance from one reporting period to another and helps investors better understand management's view of the business. Novell's management also includes non-GAAP financial measures as a component of regular internal operating reports. By making these same measures available in our external reporting, we are able to provide investors with the additional financial measures that management believes reflect its view of the on-going core business, thus improving investors' ability to assess the future prospects of Novell.

We believe the presentation of adjusted net revenue, which excludes $13.5 million of revenue recognized from the satisfaction of a legal judgment during the quarter ended July 31, 2004, provides useful information to investors regarding our results of operations because this type of revenue occurs irregularly, is often material, and cannot be easily predicted; thus, this presentation shows a more consistent reflection of our revenue performance.

We believe the presentation of adjusted gross profit, which excludes intangible asset impairments, as well as the adjustment discussed above, provides useful information to investors regarding our results of operations because of the reasons set forth above.

We believe the presentation of adjusted income from operations, which excludes restructuring charges, integration charges, and gains on sale of property, plant and equipment, as well as the adjustments listed above, provides useful information to investors regarding our results of operations because of the reasons stated above.

We believe the presentation of adjusted income before taxes, which excludes long-term investment impairments, as well as the items discussed above, provides useful information to investors regarding our results of operations because, in addition to the reasons set forth above, the investment impairments are influenced by market valuations, general economic conditions and the performance of the underlying investors and, consequently, these items do not reflect our day-to-day business operations of delivering software and services to customers.

We believe the presentation of adjusted net income, which excludes tax adjustments and the adjustments discussed above, provides useful information to investors regarding our results of operations because it assists investors in evaluating the overall net effect of the foregoing adjustments.

We believe the presentation of adjusted net income available to common stockholders, which excludes a charge for a beneficial conversion feature during the quarter ended April 30, 2004, and the adjustments discussed above, provides useful information to investors regarding our results of operations because (i) the impact of the beneficial conversion feature was a one-time event resulting from an investment made in Novell by International Business Machines Corporation that does not relate to our core operating performance, and (ii) this presentation assists investors in evaluating the overall net effect of the other foregoing adjustments.

We believe the presentation of adjusted diluted net income per common share, which excludes the items discussed above, provides useful information to investors regarding our results of operations because it assists investors in evaluating the overall net effect of the foregoing adjustments.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: August 19, 2004	By /s/ Joseph S. Tibbetts, Jr. Senior Vice President Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit Number	Description
Exhibit 99.1	Press Release of Novell, Inc. dated August 19, 2004.

The Exhibit attached to this Form 8-K is incorporated by reference into Item 12 of this Form 8-K and, consistent with the treatment of information set forth in Item 12 of the Form 8-K, shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.